ALLEGION REPORTS SECOND-QUARTER 2022 FINANCIAL RESULTS,
REVISES FULL-YEAR 2022 OUTLOOK

•Second-quarter 2022 net earnings per share (EPS) of $1.30, compared with 2021 EPS of $1.31; Second-quarter 2022 adjusted EPS of $1.37, up 3.8 percent compared with 2021 adjusted EPS of $1.32
•Second-quarter 2022 revenues of $773.1 million, up 3.5 percent on a reported basis and up 6.4 percent on an organic basis
•Second-quarter 2022 operating margin of 19 percent, compared with 2021 operating margin of 19.5 percent; Adjusted operating margin of 20 percent, up 40 basis points compared with 2021 adjusted operating margin of 19.6 percent
•Revising 2022 full-year revenue growth outlook to a range of 13 to 14 percent on a reported basis and 9 to 10 percent organically, inclusive of recently closed Stanley Access Technologies LLC ("Access Technologies") acquisition
•Revising full-year 2022 EPS outlook to a range of $5.05 to $5.15 and adjusted EPS outlook to a range of $5.35 to $5.45, inclusive of recently closed Access Technologies acquisition

DUBLIN (July 28, 2022) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2022 net revenues of $773.1 million and net earnings of $115.1 million, or $1.30 per share. Excluding charges related to restructuring, acquisition and integration expenses, debt financing, as well as non-operating investment gains, adjusted net earnings were $121.1 million, or $1.37 per share, up 3.8 percent when compared with second-quarter 2021 adjusted EPS of $1.32.

Second-quarter 2022 net revenues increased 3.5 percent when compared to the prior-year period (up 6.4 percent on an organic basis). The organic revenue increase was driven by significant and improving price realization across the portfolio along with strong volume in the Allegion Americas non-residential business offsetting weakness experienced in Allegion Americas residential and Allegion International businesses. Reported revenues reflect over $22 million in foreign currency exchange rate headwinds.

“Allegion continues to deliver sequential improvements with the second-quarter results in the face of tough macroeconomic conditions,” said Allegion Executive Chairman David D. Petratis, who served as Allegion president and CEO through second-quarter 2022. “Americas non-residential markets were strong, and we were able to deliver significant price realization in all regions. While electronic components challenges continue, our supply chain actions, over the last year, are resulting in improving components availability.”

The Allegion Americas segment revenues increased 7.8 percent (up 8 percent on an organic basis). The organic increase was driven by strong price realization that was slightly offset by lower volumes in the residential business. The non-residential business grew high-teens percent, driven by price realization and volume. The residential business declined mid-teens percent, driven by continued electronic parts shortages and a prior-year catch-up on COVID-related backlogs that built during 2020, both of which more than offset price.

The Allegion International segment revenues declined 8.5 percent (up 1.9 percent on an organic basis). The organic increase was driven by price realization in the region offsetting softening volumes that were driven by COVID-19 lockdowns in China and geopolitical challenges. The reported revenue reflects the negative impact of currency movements in the region.

Second-quarter 2022 operating income was $147.1 million, an increase of $1.7 million or 1.2 percent compared to 2021. Adjusted operating income in second-quarter 2022 was $154.9 million, an increase of $8.7 million or 6 percent compared to 2021.

Second-quarter 2022 operating margin was 19 percent, compared with 19.5 percent in 2021. The adjusted operating margin in second-quarter 2022 was 20 percent, compared with 19.6 percent in 2021. The 40-basis-point increase in adjusted operating margin is attributable to price and productivity exceeding inflation and positive business mix offsetting pressure from incremental investments.

Additional Items
Interest expense for second-quarter 2022 was $17.2 million, an increase from $12.4 million for second-quarter 2021. The increase was driven by $4.3 million of debt financing fees related to the previously announced Access Technologies business acquisition, which are excluded from adjusted EPS.

Other income net for second-quarter 2022 was $3.4 million, compared to other income net of $3.2 million in the same period of 2021. The 2022 figure includes $4 million of non-operating investment gains that are excluded from adjusted EPS.

The company’s effective tax rate for second-quarter 2022 was 13.6 percent, compared with 12.8 percent in 2021. The company’s adjusted effective tax rate for second-quarter 2022 was 14.3 percent, compared with 12.8 percent in 2021.

Cash Flow and Liquidity
Year-to-date available cash flow for 2022 was $84.5 million, a decrease of $165.1 million versus the prior year. The year-over-year decrease in available cash flow is due to increases in net working capital and lower year-to-date net earnings. Available cash flow is consistent with historical year-to-date trends, excluding 2021.

The company ended second-quarter 2022 with cash and cash equivalents of $919.6 million, as well as total debt of $2,030.7 million. These amounts are inclusive of the issuance of $600 million of senior notes in June, which the company issued to help finance its acquisition of the Access Technologies business in July, together with an additional $340 million drawn in July on its 2021 revolving facility.

While the financing of this acquisition has increased its leverage, Allegion remains comfortably within all of its financial covenants. Further, the company does not believe this acquisition, or the related financing, will diminish Allegion’s sound financial position or ability to meet short-term financing needs.

Closing of the Stanley Access Technologies Business Acquisition
On Tuesday, July 5, 2022, Allegion completed the acquisition of the Access Technologies business and assets related to the automatic entrance solutions business from Stanley Black & Decker, Inc. (NYSE: SWK). This business is operating as part of the Allegion Americas segment.

For additional information on this acquisition, review the company's July 5, 2022, press release.

President and CEO Transition
On Monday, July 11, 2022, John H. Stone assumed the role of Allegion president and CEO, succeeding Petratis, who announced his retirement in May.

Most recently, Stone served as president of Deere & Company’s Worldwide Construction, Forestry and Power Systems business, where he was responsible for the sustainable, profitable growth of the company's construction and forestry equipment business as well as the continued success of the Wirtgen Group. Stone previously headed Deere's Intelligent Solutions Group, the company's precision-ag technology arm, where he led the acquisition of tech startup Blue River Technology, the establishment of the San Francisco John Deere Labs office and the precision-ag headquarters in Urbandale, Iowa. He holds a bachelor's degree in mechanical engineering from the United States Military Academy and an MBA from Harvard Business School.

“Allegion is entering a new chapter, where we will build on our powerful legacy of great products and operational excellence, as well as layer in new technology and innovations that will benefit those we serve,” Stone said. “I am grateful and excited to be a part of the Allegion story and work with this strong team of experts, who are delivering on our vision of seamless access and a safer world.”

Updated 2022 Outlook
The company is raising its full-year 2022 revenue outlook and now expects reported revenue growth of 13 to 14 percent and organic revenue growth of 9 to 10 percent, when compared with 2021, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements. The increase in the organic outlook is driven primarily by additional pricing actions to mitigate inflationary pressures.

The company is revising its full-year 2022 reported EPS to be in the $5.05 to $5.15 range, with adjusted EPS between $5.35 to $5.45. The revised outlook includes an additional $0.09 per share pressure related to currency movements from the prior outlook. The revised outlook also assumes approximately negative $0.10 adjusted EPS impact for the balance of the year related to the Access Technologies business and costs related to the acquisition, broken down as approximately $0.20 per share from operations, approximately negative $0.13 per share for intangible asset amortization and approximately negative $0.17 per share for interest expense.

Adjustments to 2022 EPS of approximately $0.30 per share include expected charges for restructuring, acquisition and integration expenses and debt financing costs, as well as non-operating investment gains and losses.

The outlook includes incremental investment of approximately $0.20 per share; assumes a full-year adjusted effective tax rate of approximately 13 percent; and assumes an average diluted share count for the full year of approximately 88.5 million shares.

The company expects full-year 2022 available cash flow of approximately $420 to $440 million. The decrease from the prior outlook is primarily driven by investing in inventory to build supply chain resiliency.

Conference Call Information
On Thursday, July 28, 2022, Executive Chairmen David D. Petratis, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer, Mike Wagnes, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.9 billion in revenue in 2021, and its security products are sold around the world.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued impacts of the global COVID-19 pandemic, supply chain constraints, electronic component and labor shortages, inflation, rising freight and material costs, impacts of Russia’s invasion of Ukraine including further supply chain disruptions and the increased risk of cyber-attacks in connection with such invasion, the company's 2022 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2021, Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Net revenues	$773.1	$746.9	$1,496.7	$1,441.2
Cost of goods sold	458.1	426.4	893.0	823.3
Gross profit	315.0	320.5	603.7	617.9

Selling and administrative expenses	167.9	175.1	339.6	341.2
Operating income	147.1	145.4	264.1	276.7

Interest expense	17.2	12.4	29.1	24.7
Other income, net	(3.4)	(3.2)	(5.6)	(6.7)
Earnings before income taxes	133.3	136.2	240.6	258.7

Provision for income taxes	18.1	17.4	32.3	31.7
Net earnings	115.2	118.8	208.3	227.0

Less: Net earnings attributable to noncontrolling interests	0.1	0.1	0.2	0.3

Net earnings attributable to Allegion plc	$115.1	$118.7	$208.1	$226.7

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.31	$1.32	$2.36	$2.51

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.30	$1.31	$2.35	$2.49

Shares outstanding - basic	87.9	90.0	88.0	90.4
Shares outstanding - diluted	88.2	90.6	88.4	90.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$919.6	$397.9
Accounts and notes receivables, net	333.3	283.3
Inventories	428.4	380.4
Other current assets	71.7	56.0
Total current assets	1,753.0	1,117.6
Property, plant and equipment, net	278.0	283.7
Goodwill	781.0	803.8
Intangible assets, net	412.1	447.5
Other noncurrent assets	429.6	398.4
Total assets	$3,653.7	$3,051.0

LIABILITIES AND EQUITY
Accounts payable	$278.4	$259.1
Accrued expenses and other current liabilities	319.4	329.5
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	610.4	601.2
Long-term debt	2,018.1	1,429.5
Other noncurrent liabilities	245.5	257.9
Equity	779.7	762.4
Total liabilities and equity	$3,653.7	$3,051.0

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Six months ended June 30,
	2022	2021
Operating Activities
Net earnings	$208.3	$227.0
Depreciation and amortization	40.1	41.9
Changes in assets and liabilities and other non-cash items	(139.3)	(1.4)
Net cash provided by operating activities	109.1	267.5

Investing Activities
Capital expenditures	(24.6)	(17.9)
Other investing activities, net	0.7	(0.8)
Net cash used in investing activities	(23.9)	(18.7)

Financing Activities
Debt repayments, net	(6.3)	(0.1)
Proceeds from issuance of senior notes	600.0	—
Net proceeds from (repayments of) debt	593.7	(0.1)
Debt financing costs	(9.1)	—
Dividends paid to ordinary shareholders	(71.5)	(64.6)
Repurchase of ordinary shares	(61.0)	(199.8)
Other financing activities, net	(3.7)	(0.6)
Net cash provided by (used in) financing activities	448.4	(265.1)

Effect of exchange rate changes on cash and cash equivalents	(11.9)	(3.9)
Net increase (decrease) in cash and cash equivalents	521.7	(20.2)
Cash and cash equivalents - beginning of period	397.9	480.4
Cash and cash equivalents - end of period	$919.6	$460.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net revenues
Allegion Americas	$592.3	$549.4	$1,120.5	$1,048.3
Allegion International	180.8	197.5	376.2	392.9
Total net revenues	$773.1	$746.9	$1,496.7	$1,441.2

Operating income (loss)
Allegion Americas	$153.6	$150.4	$277.5	$285.8
Allegion International	11.4	18.1	31.0	33.5
Corporate unallocated	(17.9)	(23.1)	(44.4)	(42.6)
Total operating income	$147.1	$145.4	$264.1	$276.7

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended June 30, 2022				Three months ended June 30, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$773.1	$—		$773.1	$746.9	$—		$746.9

Operating income	147.1	7.8	(1)	154.9	145.4	0.8	(1)	146.2
Operating margin	19.0%			20.0%	19.5%			19.6%

Earnings before income taxes	133.3	8.1	(2)	141.4	136.2	0.8	(2)	137.0
Provision for income taxes	18.1	2.1	(3)	20.2	17.4	0.2	(3)	17.6
Effective income tax rate	13.6%			14.3%	12.8%			12.8%
Net earnings	115.2	6.0		121.2	118.8	0.6		119.4

Noncontrolling interests	0.1	—		0.1	0.1	—		0.1

Net earnings attributable to Allegion plc	$115.1	$6.0		$121.1	$118.7	$0.6		$119.3

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.30	$0.07		$1.37	$1.31	$0.01		$1.32

(1)Adjustments to operating income for the three months ended June 30, 2022 and 2021, consist of $7.8 million and $0.8 million, respectively, of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2022 consist of the adjustments to operating income discussed above, as well as $4.0 million in non-operating investment gains and $4.3 million of debt financing costs. Adjustments to operating income for the three months ended June 30, 2021, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2022 and 2021, consist of $2.1 million and $0.2 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2022				Six months ended June 30, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,496.7	$—		$1,496.7	$1,441.2	$—		$1,441.2

Operating income	264.1	13.3	(1)	277.4	276.7	3.5	(1)	280.2
Operating margin	17.6%			18.5%	19.2%			19.4%

Earnings before income taxes	240.6	11.6	(2)	252.2	258.7	3.5	(2)	262.2
Provision for income taxes	32.3	3.4	(3)	35.7	31.7	1.3	(3)	33.0
Effective income tax rate	13.4%			14.2%	12.3%			12.6%
Net earnings	208.3	8.2		216.5	227.0	2.2		229.2

Noncontrolling interests	0.2	—		0.2	0.3	—		0.3

Net earnings attributable to Allegion plc	$208.1	$8.2		$216.3	$226.7	$2.2		$228.9

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$2.35	$0.10		$2.45	$2.49	$0.03		$2.52

(1)Adjustments to operating income for the six months ended June 30, 2022 and 2021, consist of $13.3 million and $3.5 million, respectively, of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the six months ended June 30, 2022, consist of the adjustments to operating income discussed above, as well as $6.0 million in non-operating investment gains and $4.3 million of debt financing costs. Adjustments to earnings before income taxes for the six months ended June 30, 2021, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the six months ended June 30, 2022 and 2021, consist of $3.4 million and $1.3 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(In millions)

	Three months ended June 30, 2022		Three months ended June 30, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$592.3		$549.4

Operating income (GAAP)	$153.6	25.9%	$150.4	27.4%
Acquisition and integration costs	—	—%	0.1	—%
Adjusted operating income	153.6	25.9%	150.5	27.4%
Depreciation and amortization	8.9	1.5%	8.8	1.6%
Adjusted EBITDA	$162.5	27.4%	$159.3	29.0%

Allegion International
Net revenues (GAAP)	$180.8		$197.5

Operating income (GAAP)	$11.4	6.3%	$18.1	9.2%
Restructuring charges	3.8	2.1%	0.4	0.2%
Adjusted operating income	15.2	8.4%	18.5	9.4%
Depreciation and amortization	9.3	5.2%	9.6	4.8%
Adjusted EBITDA	$24.5	13.6%	$28.1	14.2%

Corporate
Operating loss (GAAP)	$(17.9)		$(23.1)
Restructuring charges	—		0.1
Acquisition and integration costs	4.0		0.2
Adjusted operating loss	(13.9)		(22.8)
Depreciation and amortization	0.8		1.2
Adjusted EBITDA	$(13.1)		$(21.6)

Total
Net revenues	$773.1		$746.9

Adjusted operating income	$154.9	20.0%	$146.2	19.6%
Depreciation and amortization	19.0	2.5%	19.6	2.6%
Adjusted EBITDA	$173.9	22.5%	$165.8	22.2%

	Six months ended June 30, 2022		Six months ended June 30, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,120.5		$1,048.3

Operating income (GAAP)	$277.5	24.8%	$285.8	27.3%
Restructuring charges	—	—%	0.1	—%
Acquisition and integration costs	—	—%	0.1	—%
Adjusted operating income	277.5	24.8%	286.0	27.3%
Depreciation and amortization	17.8	1.6%	17.6	1.7%
Adjusted EBITDA	$295.3	26.4%	$303.6	29.0%

Allegion International
Net revenues (GAAP)	$376.2		$392.9

Operating income (GAAP)	$31.0	8.2%	$33.5	8.5%
Restructuring charges	4.5	1.2%	3.0	0.8%
Acquisition and integration costs	0.1	0.1%	—	—%
Adjusted operating income	35.6	9.5%	36.5	9.3%
Depreciation and amortization	19.0	5.0%	19.7	5.0%
Adjusted EBITDA	$54.6	14.5%	$56.2	14.3%

Corporate
Operating loss (GAAP)	$(44.4)		$(42.6)
Restructuring charges	—		0.1
Acquisition and integration costs	8.7		0.2
Adjusted operating loss	(35.7)		(42.3)
Depreciation and amortization	1.6		2.3
Adjusted EBITDA	$(34.1)		$(40.0)

Total
Net revenues	$1,496.7		$1,441.2

Adjusted operating income	$277.4	18.5%	$280.2	19.4%
Depreciation and amortization	38.4	2.6%	39.6	2.8%
Adjusted EBITDA	$315.8	21.1%	$319.8	22.2%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Six months ended June 30,
	2022	2021
Net cash provided by operating activities	$109.1	$267.5
Capital expenditures	(24.6)	(17.9)
Available cash flow	$84.5	$249.6

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net earnings (GAAP)	$115.2	$118.8	$208.3	$227.0
Provision for income taxes	18.1	17.4	32.3	31.7
Interest expense	17.2	12.4	29.1	24.7
Depreciation and amortization	19.0	19.6	38.4	39.6
EBITDA	169.5	168.2	308.1	323.0

Other income, net	(3.4)	(3.2)	(5.6)	(6.7)
Acquisition and integration costs and restructuring charges	7.8	0.8	13.3	3.5
Adjusted EBITDA	$173.9	$165.8	$315.8	$319.8

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Allegion Americas
Revenue growth (GAAP)	7.8%	23.7%	6.9%	9.6%
Currency translation effects	0.2%	(0.8)%	0.1%	(0.5)%
Organic growth (non-GAAP)	8.0%	22.9%	7.0%	9.1%

Allegion International
Revenue growth (GAAP)	(8.5)%	36.0%	(4.3)%	27.6%
Acquisitions and divestitures	(0.5)%	3.2%	0.2%	2.3%
Currency translation effects	10.9%	(12.6)%	8.8%	(11.6)%
Organic growth (non-GAAP)	1.9%	26.6%	4.7%	18.3%

Total
Revenue growth (GAAP)	3.5%	26.7%	3.9%	14.0%
Acquisitions and divestitures	(0.1)%	0.8%	—%	0.6%
Currency translation effects	3.0%	(3.7)%	2.5%	(3.3)%
Organic growth (non-GAAP)	6.4%	23.8%	6.4%	11.3%